U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2011

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

34-93-620-8090

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 19, 2011, Private Media Group, Inc. (the “Company”) received a letter (“Letter”) from The NASDAQ Stock Market stating that because the Company failed to file its Form 10-Q for the period ended March 31, 2011, on or before its due date, and because the Company remains delinquent in filing Form 10-K for the period ended December 31, 2010, on or before its due date, April 15, 2011, it is not in compliance with NASDAQ Marketplace Rule 5250(c)(1) (the “Rule”), which requires that a listed company timely file periodic financial reports with the U.S. Securities and Exchange Commission as a condition to continued listing of its securities. The Letter has no immediate effect on the listing of the Company’s Common Stock.

Under the NASDAQ Listing Rules the Company has until June 17, 2011, to submit a plan to regain compliance with the Rule (the “Plan”). If the Plan is accepted by NASDAQ, it has the authority to grant an exception to the Rule for up to 180 calendar days from the first delinquent filing’s due date, or until October 12, 2011, to regain compliance with the Rule by filing any past due periodic filings with the SEC. In determining whether to accept the Plan, NASDAQ will consider such things as the likelihood that the two delinquent filings, along with any subsequent periodic filing that becomes due, can be made within the 180 day period, the Company’s past compliance history, the reasons for the late filings, other corporate events that may occur within our review period, the Company’s overall financial condition and its public disclosures.

On May 24, 2011, the Company was further advised by the Staff of the NASDAQ Stock Market that if the Form 10-K and Form 10-Q are not filed by June 3, 2011, the Staff will need to send a Staff Determination Letter with regard to the pending issues, including the Company’s failure to comply with NASDAQ Listing Rule 5605(b)(1), which rule requires its Board of Directors to have a majority of independent directors. As previously reported, the Company ceased to comply with this rule on May 12, 2011, upon the resignation of Bernt Akander, an independent director.

The Company is finalizing the delinquent filings and intends to complete them on or before June 3, 2011. The Company is also seeking to identify and appoint a new independent director to fill the vacancy created by the resignation of Bernt Akander. If for any reason the Company is unable to complete the delinquent filings by June 3, 2011, and NASDAQ then issues a Staff Determination Letter, the Company will request a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination, and will endeavor to be in compliance with all applicable NASDAQ rules prior to the hearing date. Any such Staff Determination Letter would have no immediate effect on the listing of the Company’s Common Stock.

A copy of the press release issued by the Company on May 25, 2011, disclosing receipt of the Letter is included in this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Exhibit Description

99.1	Press Release dated May 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: May 25, 2011	/s/ Johan Gillborg
Johan Gillborg,
Chief Financial Officer

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